EXHIBIT 99

MBT Financial Corp. Announces Third Quarter 2013 Profit and

Reversal of Deferred Tax Asset Valuation Allowance

MONROE, Mich., October 29, 2013 – MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a net profit of $21,287,000 ($1.19 per share, basic and $1.17 per share diluted), in the third quarter of 2013, compared to a profit of $1,388,000, or $0.08 per share (basic and diluted) in the third quarter of 2012. Profit for the quarter ended September 30, 2013 was significantly impacted by the Company’s elimination of the valuation allowance on its deferred tax asset. Pre tax income for the quarter was $2,492,000, ($0.14 per share basic and $0.13 per share diluted) compared to $1,405,000 in the third quarter of 2012. Net profit for the nine months ended September 30, 2013 was $23,897,000, ($1.34 per share basic and $1.33 per share diluted), compared to $2,858,000, or $0.16 per share (basic and diluted) for the first nine months of 2012.

In 2010 the Company established a valuation allowance against its deferred tax asset due to its recent operating losses and uncertainty about its ability to utilize its tax loss carry forwards. In 2012, following six consecutive quarterly profits and based on its expectations for future earnings, the Company reversed $5 million of its then $24.2 million valuation allowance. This quarter the company achieved its ninth consecutive quarterly profit and has achieved a cumulative profit for the past twelve quarters. In addition, the Company has exceeded its earnings projections for 2013 and revised its future earnings projections. Based on this information, the Company has determined that it more likely than not will be able to fully utilize its tax loss carry forwards and determined that it was appropriate to reverse the remaining $18.8 million deferred tax asset valuation allowance by recording a credit to tax expense during the quarter.

Core earnings for the Company continued to improve this quarter. The net interest margin increased from 2.92% in the second quarter of 2013 to 3.17% in the third quarter of 2013 following the Bank’s retirement of $95 million of high cost debt in the second quarter of 2013. Although the average earning assets decreased $43.3 million compared to the second quarter of this year, the increase in the net interest margin caused net interest income to increase $450,000, or 5.6% on a linked quarter basis. Compared to the same quarter a year ago, the average earning assets decreased $60.5 million, the net interest margin increased from 3.05% to 3.17% and the net interest income decreased only $82,000, or 1.0%.

The provision for loan losses decreased from $1.55 million in the third quarter of 2012 to $200,000 in the third quarter of 2013 and the net charge offs decreased from $1.9 million to $0.6 million. The improvement in loan quality over the past year allowed the Company to reduce the Allowance for Loan and Lease Losses $2.4 million, lowering the ALLL from 2.94% of loans at the end of the third quarter of 2012 to what remains a robust 2.74% as of September 30, 2013.

Non interest income increased $93,000, or 2.3%. Most sources of non interest income increased slightly, with the notable exception of mortgage loan origination income, which decreased $165,000, or 55.4% as an increase in mortgage rates at the end of the second quarter of 2013 significantly reduced mortgage loan origination activity this quarter.

Total non interest expenses increased $274,000, or 2.8% in the third quarter of 2013 compared to the third quarter of 2012, largely due to a $259,000, or 69.4% increase in net losses on Other Real Estate Owned properties.

The Company remains in the process of an Internal Revenue Service audit for its 2007 through 2010 tax years. There has not been any recent progress on our audit as the IRS is in the process of resolving a variety of issues. While we cannot predict the outcome of the IRS audit, or any appeal we may pursue as a result of an IRS assessment from the audit, we are optimistic that a settlement agreement will be reached without the need to record significant additional tax expense.

Total assets of the company decreased $70.5 million compared to December 31, 2012. Cash and investment securities decreased $74.3 million as the Bank used cash and proceeds from investment maturities and sales to retire $95 million of maturing Federal Home Loan Bank borrowings in the second quarter of 2013. Total loans held for investment decreased $16.3 million since the end of 2012 as loan pay downs continue to exceed new loan business. Capital increased $17.3 million since the end of last year as the year to date profit of $23.9 million and the issuance of $1.9 million of common stock were offset by the $8.5 million increase in the Accumulated Other Comprehensive Loss (AOCL). The AOCL increased due to an increase in market yields during the second quarter which caused the unrealized loss on investment securities that are classified as available for sale to increase. The ratio of equity to assets increased from 6.59% at the end of 2012 to 8.42% at September 30, 2013, however, the current rules regarding regulatory capital ratios exclude the unrealized gains or losses on securities available for sale and the amount of deferred tax assets that will not be realized in the next four quarters. As a result, the entire increase in equity capital is not reflected in the regulatory capital ratios and the Bank’s Tier 1 Leverage ratio increased from 6.38% as of December 31, 2012 to 7.46% as of September 30, 2013. The Bank remains adequately capitalized as measured by applicable regulatory standards. The company’s liquidity position remains very strong, with cash and investments only decreasing from 43.0% of assets at the end of 2012 to 39.3% at September 30, 2013.

Economic conditions in southeast Michigan continue to slowly improve, and this quarter we experienced another significant improvement in problem assets. During the third quarter of 2013, non performing loans decreased $6.3 million, or 9.8%, Other Real Estate Owned decreased $629,000, or 5.5%, and problem loans still performing decreased $7.7 million, or 20.8%. Total problem assets, which include non performing assets and problem loans that are still performing, decreased $14.4 million, or 12.5% compared to June 30, 2013 and $30.5 million, or 23.1% compared to a year ago.

H. Douglas Chaffin, President and CEO, commented, “We are pleased to report another profit and considerable improvement in most asset quality metrics this quarter. As the economic conditions continue to improve, we expect to see an improvement in loan demand. New loan activity did improve in the third quarter, however, the resolution of some large problem credit relationships exceeded the new loan activity, resulting in a small decrease in total loans during the quarter. Our existing commercial loan pipeline remains strong compared to a year ago, and when loan growth resumes it will help our net interest margin and net interest income improve also. We continue to have a solid deposit base, a very liquid balance sheet, and adequate capital, so we are well positioned for increased lending activity.”

Mr. Chaffin concluded, “Local and national economic indicators continue to improve, but we are cautiously monitoring the recent signs of relative strength in the local and regional recovery. While we remain concerned about the effect of global and national issues on our local economy, we are optimistic that our progress will continue through the rest of 2013 and into 2014. We will continue to focus our efforts on improving asset quality, maintaining liquidity, seeking new sources of revenue and capital, and controlling expenses. Our current environment still presents challenges, but we remain confident in our ability to maintain our position as the premier independent provider of financial services in the communities we serve.”

Conference Call

MBT Financial Corp. will hold a conference call to discuss the third quarter results on Wednesday, October 30, 2013, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed in the United States by calling toll free (888) 317-6016. The toll free number for callers in Canada is (855) 669-9657 and international callers can access the call at (412) 317-6016. The event will be archived on the Company’s web site and available for twelve months following the call.

About the Company

MBT Financial Corp. (NASDAQ: MBTF), a single bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (MBT).

Founded in 1858, Monroe Bank & Trust (MBT) is one of the largest independently owned community banks in Southeast Michigan. With over $1 billion in assets, MBT is a full-service bank, offering a complete range of business and personal accounts, credit and mortgage options, investment and retirement services and award-winning financial literacy outreach. MBT’s Wealth Management Group (WMG) is one of the largest and most respected in Michigan. The WMG has been listed as a Top Money Management firm for assets under management by Crain’s Detroit Business. With 24 offices, 46 ATMs, convenient mobile and online banking, a robust Web and social media presence and a comprehensive array of products and services, MBT prides itself in offering an incomparable banking experience. Visit MBT’s web site at www.mbandt.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

MBT FINANCIAL CORP.

CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly					Year to Date
	2013	2013	2013	2012	2012
(dollars in thousands except per share data)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2013	2012

EARNINGS
Net interest income	$8,539	$8,089	$8,044	$8,316	$8,621	$24,672	$26,333
FTE Net interest income	$8,680	$8,226	$8,185	$8,456	$8,766	$25,091	$26,807
Provision for loan and lease losses	$200	$400	$1,500	$2,500	$1,550	$2,100	$4,850
Non interest income	$4,116	$3,989	$3,988	$4,173	$4,023	$12,093	$12,264
Non interest expense	$9,963	$10,182	$9,418	$9,371	$9,689	$29,563	$29,323
Net income	$21,287	$1,496	$1,114	$5,687	$1,388	$23,897	$2,858
Basic earnings per share	$1.19	$0.08	$0.06	$0.33	$0.08	$1.34	$0.16
Diluted earnings per share	$1.17	$0.08	$0.06	$0.33	$0.08	$1.33	$0.16
Average shares outstanding	17,912,946	17,906,085	17,516,382	17,385,761	17,321,337	17,779,924	17,313,965
Average diluted shares outstanding	18,179,335	18,166,220	17,746,355	17,452,206	17,402,653	18,033,387	17,364,881

PERFORMANCE RATIOS
Return on average assets	7.19%	0.49%	0.35%	1.81%	0.45%	2.61%	0.31%
Return on average common equity	104.82%	6.95%	5.32%	28.30%	7.09%	38.06%	4.95%

Base Margin	3.07%	2.83%	2.74%	2.84%	2.94%	2.88%	3.03%
FTE Adjustment	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%	0.06%
Loan Fees	0.05%	0.04%	0.03%	0.03%	0.06%	0.04%	0.04%
FTE Net Interest Margin	3.17%	2.92%	2.82%	2.92%	3.05%	2.97%	3.13%

Efficiency ratio	72.25%	75.57%	74.43%	70.69%	69.72%	74.06%	70.55%
Full-time equivalent employees	367	364	367	357	352	366	350

CAPITAL
Average equity to average assets	6.86%	7.08%	6.67%	6.41%	6.28%	6.87%	6.22%
Book value per share	$5.63	$4.42	$4.80	$4.80	$4.57	$5.63	$4.57
Cash dividend per share	$-	$-	$-	$-	$-	$-	$-

ASSET QUALITY
Loan Charge-Offs	$1,324	$1,673	$1,587	$4,658	$2,156	$4,584	$7,357
Loan Recoveries	$695	$569	$687	$334	$243	$1,951	$765
Net Charge-Offs	$629	$1,104	$900	$4,324	$1,913	$2,633	$6,592

Allowance for loan and lease losses	$16,766	$17,195	$17,899	$17,299	$19,123	$16,766	$19,123

Nonaccrual Loans	$28,010	$32,051	$31,558	$31,343	$44,422	$28,010	$44,422
Loans 90 days past due	$4	$12	$314	$1	$138	$4	$138
Restructured loans	$29,926	$32,192	$37,581	$38,460	$28,184	$29,926	$28,184
Total non performing loans	$57,940	$64,255	$69,453	$69,804	$72,744	$57,940	$72,744
Other real estate owned & other assets	$10,840	$11,469	$15,177	$14,294	$13,784	$10,840	$13,784
Nonaccrual Investment Securities	$3,320	$3,144	$3,045	$3,045	$2,916	$3,320	$2,916
Total non performing assets	$72,100	$78,868	$87,675	$87,143	$89,444	$72,100	$89,444
Problem Loans Still Performing	$29,191	$36,867	$37,815	$38,086	$42,359	$29,191	$42,359
Total Problem Assets	$101,291	$115,735	$125,490	$125,229	$131,803	$101,291	$131,803

Net loan charge-offs to average loans	0.41%	0.72%	0.59%	2.69%	1.15%	0.57%	1.32%
Allowance for loan losses to total loans	2.74%	2.79%	2.90%	2.75%	2.94%	2.74%	2.94%
Non performing loans to gross loans	9.48%	10.43%	11.26%	11.10%	11.17%	9.48%	11.17%
Non performing assets to total assets	6.02%	6.78%	6.82%	6.87%	7.24%	6.02%	7.24%
Allowance to non performing loans	28.94%	26.76%	25.77%	24.78%	26.29%	28.94%	26.29%

END OF PERIOD BALANCES
Loans and leases	$611,094	$615,828	$616,805	$628,769	$651,218	$611,094	$651,218
Total earning assets	$1,078,526	$1,057,862	$1,188,905	$1,167,318	$1,138,424	$1,078,526	$1,138,424
Total assets	$1,198,132	$1,162,672	$1,286,146	$1,268,595	$1,236,064	$1,198,132	$1,236,064
Deposits	$1,054,143	$1,040,860	$1,062,465	$1,048,830	$1,020,410	$1,054,143	$1,020,410
Interest Bearing Liabilities	$894,134	$881,584	$998,380	$987,949	$974,097	$894,134	$974,097
Shareholders' equity	$100,824	$79,075	$85,949	$83,574	$79,098	$100,824	$79,098
Total Shares Outstanding	17,917,512	17,909,898	17,903,656	17,396,179	17,324,063	17,917,512	17,324,063

AVERAGE BALANCES
Loans and leases	$611,229	$617,978	$622,437	$640,558	$660,901	$617,172	$667,455
Total earning assets	$1,084,368	$1,127,714	$1,178,554	$1,154,384	$1,144,823	$1,129,865	$1,143,702
Total assets	$1,175,090	$1,219,133	$1,274,201	$1,247,128	$1,240,752	$1,222,445	$1,239,582
Deposits	$1,061,365	$1,044,412	$1,057,395	$1,030,677	$1,025,730	$1,054,404	$1,024,185
Interest Bearing Liabilities	$894,835	$937,639	$995,213	$972,104	$979,494	$942,194	$984,386
Shareholders' equity	$80,571	$86,350	$84,975	$79,940	$77,884	$83,948	$77,051

MBT FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

	Quarter Ended September 30,		Nine Months Ended September 30,
Dollars in thousands (except per share data)	2013	2012	2013	2012
Interest Income
Interest and fees on loans	$7,605	$8,696	$23,106	$26,773
Interest on investment securities-
Tax-exempt	313	341	946	1,076
Taxable	1,821	1,894	5,383	6,023
Interest on balances due from banks	25	56	131	145
Total interest income	9,764	10,987	29,566	34,017

Interest Expense
Interest on deposits	1,033	1,488	3,361	4,964
Interest on borrowed funds	192	878	1,533	2,720
Total interest expense	1,225	2,366	4,894	7,684

Net Interest Income	8,539	8,621	24,672	26,333
Provision For Loan Losses	200	1,550	2,100	4,850

Net Interest Income After
Provision For Loan Losses	8,339	7,071	22,572	21,483

Other Income
Income from wealth management services	1,078	1,063	3,256	2,859
Service charges and other fees	1,128	1,177	3,228	3,392
Debit Card income	513	490	1,521	1,490
Net gain on sales of securities	142	99	306	1,239
Origination fees on mortgage loans sold	133	298	606	624
Bank Owned Life Insurance income	363	375	1,117	1,078
Other	759	521	2,059	1,582
Total other income	4,116	4,023	12,093	12,264

Other Expenses
Salaries and employee benefits	5,310	5,069	15,847	15,128
Occupancy expense	737	707	2,146	2,058
Equipment expense	650	677	2,024	2,226
Marketing expense	180	151	548	524
Professional fees	527	534	1,578	1,646
Collection expense	54	28	156	188
Net loss on other real estate owned	632	373	1,339	872
Other real estate owned expense	162	350	829	1,258
FDIC deposit insurance assessment	695	694	2,078	2,067
Other	1,016	1,106	3,018	3,356
Total other expenses	9,963	9,689	29,563	29,323

Profit Before Income Taxes	2,492	1,405	5,102	4,424
Income Tax Expense (Benefit)	(18,795)	17	(18,795)	1,566
Net Profit	$21,287	$1,388	$23,897	$2,858

Basic Earnings Per Common Share	$1.19	$0.08	$1.34	$0.16

Diluted Earnings Per Common Share	$1.17	$0.08	$1.33	$0.16

Dividends Declared Per Common Share	$-	$-	$-	$-

MBT FINANCIAL CORP.

CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31,
Dollars in thousands	(Unaudited)	2012
Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$13,928	$17,116
Interest bearing	21,506	95,391
Total cash and cash equivalents	35,434	112,507

Securities - Held to Maturity	31,881	38,786
Securities - Available for Sale	403,440	393,767
Federal Home Loan Bank stock - at cost	10,605	10,605
Loans held for sale	166	1,520

Loans	610,928	627,249
Allowance for Loan Losses	(16,766)	(17,299)
Loans - Net	594,162	609,950

Accrued interest receivable and other assets	33,658	10,037
Other Real Estate Owned	10,801	14,262
Bank Owned Life Insurance	50,143	49,111
Premises and Equipment - Net	27,842	28,050
Total assets	$1,198,132	$1,268,595

Liabilities
Deposits:
Non-interest bearing	$187,009	$183,016
Interest-bearing	867,134	865,814
Total deposits	1,054,143	1,048,830

Federal Home Loan Bank advances	12,000	107,000
Repurchase agreements	15,000	15,000
Accrued interest payable and other liabilities	16,165	14,191
Total liabilities	1,097,308	1,185,021

Shareholders' Equity
Common stock (no par value)	4,280	2,397
Retained Earnings	105,177	81,280
Unearned Compensation	(10)	(27)
Accumulated other comprehensive loss	(8,623)	(76)
Total shareholders' equity	100,824	83,574
Total liabilities and shareholders' equity	$1,198,132	$1,268,595

FOR FURTHER INFORMATION:

H. Douglas Chaffin	John L. Skibski	John Betrus
Chief Executive Officer	Chief Financial Officer	Director of Marketing
(734) 384-8123	(734) 242-1879	(734) 240-2341
doug.chaffin@mbandt.com	john.skibski@mbandt.com	john.betrus@mbandt.com